                               AGREEMENT TO VOTE STOCK


    This Agreement to Vote Stock (the "Agreement") is made and entered into this 16th day of June, 1997, between and among U S LIQUIDS INC. ("Liquids"), THOMAS B. BLANTON ("Blanton") and each of the other persons whose names appear on the signature pages hereto (individually, a "Shareholder" and collectively, the "Shareholders").

    Blanton, Liquids, and certain other parties have entered into an Agreement and Plan of Merger (the "Merger Agreement") which contemplates, among other things, the merger of separate subsidiaries of Liquids into Mesa Processing, Inc., T&T Grease Service, Inc., and Phoenix Fats & Oils, Inc., each a Texas corporation wholly-owned by Blanton, and the issuance to Blanton by Liquids of its shares of Liquids' common stock, par value $.01 per share ("Liquids Stock").

    The execution and delivery of this Agreement is a condition to Blanton's obligation to close under the Merger Agreement.

    The Shareholders are or will become the legal and beneficial owners of certain of the issued and outstanding shares of Liquids Stock.

    The Shareholders have agreed, in consideration for the willingness of Blanton to enter into the Merger Agreement, to enter into this Agreement.


    NOW, THEREFORE, the parties hereto agree as follows:

    1. OBLIGATION TO VOTE LIQUIDS STOCK. During the term of this Agreement and for so long as the conditions set forth in Section 2 below continue to be satisfied,(a) Liquids shall use its commercially reasonable best efforts to cause Blanton to be nominated for election as a member of the Board of Directors of Liquids, and (b) each Shareholder shall vote all shares of Liquids Stock with respect to which that Shareholder has the voting power (regardless of when that Liquids Stock was acquired by the Shareholder) and shall to the extent reasonably possible cause any entity which that Shareholder controls (as that term is defined under Section 13 of the Securities Exchange Act of 1934, as amended) to vote all of their shares of Liquids Stock to nominate, elect, and maintain Blanton as a member of the Board of Directors of Liquids.


    2. TERMINATION. This Agreement shall terminate and the obligations of the Shareholders to vote their Liquids Stock in the


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manner described in Section 1 shall terminate upon the first to occur of the following:

         (a) The date when Blanton ceases to beneficially own that number of shares of Liquids Stock equal to five percent (5%) of all shares of issued and outstanding Liquids Stock. For this purpose, Blanton shall be deemed to beneficially own all shares of Liquids Stock which he beneficially owns within the meaning of Rule 13(d)(3) of the Securities Exchange Act of 1934, as amended, and he shall be deemed to beneficially own all shares of Liquids Stock actually owned by his spouse or by any lineal descendant of his or by any trust which has his spouse or any lineal descendant of his as the sole current income beneficiaries.

         (b) The failure of Blanton to satisfy the minimum criteria for membership on the Board of Directors as set forth in the Certificate of Incorporation or Bylaws of Liquids.

         (c) The date upon which Liquids becomes bankrupt, dissolves, liquidates, or ceases to engage in any active trade or business.

         (d) The execution of a written consent to terminate this Agreement which has been signed by Blanton.

         (e)  The date upon which Blanton resigns as a director of Liquids.


    3. SPECIFIC PERFORMANCE. The parties agree that this Agreement may be enforced by any party hereto by bringing suit in any court having jurisdiction within the State of Texas, County of Harris, for specific performance of the terms of this Agreement, it being specifically agreed that the Liquids Stock is unique and that damages at law would be inadequate to compensate for a breach of this Agreement (provided, however, that the right to any such damages is not waived by Liquids or any of the parties hereto). In the event Liquids or any of the individual parties hereto shall commence legal proceedings to enforce the terms of this Agreement and shall prevail, the party hereto against whom such proceedings were instituted or party's legal representative shall pay to the prevailing party any reasonable attorney's fees incurred by such party in connection therewith.


    4. GENERAL. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    The rights or obligations under this Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto. This Agreement shall not be binding upon any person other than the parties hereto.

    This Agreement may not be amended except by a written instrument executed by all of the parties hereto.

    This Agreement may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    The section headings contained herein are for convenience only and shall not affect the construction hereof. The term "person" may include an individual person or any legal entity.

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

    The parties acknowledge that this Agreement is for the benefit of Blanton, and the parties agree that additional stockholders of Liquids may be added to this Agreement and become parties hereto by executing an Addendum hereto.



                              [Intentionally left blank]


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

    IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties as of the date first above written.


                                  U S LIQUIDS INC.


                                  By:  /s/ W. Gregory Orr
                                     ---------------------------

                                  /s/ Thomas B. Blanton
                                  ------------------------------
                                  Thomas B. Blanton

                                  /s/ W. Gregory Orr
                                  ------------------------------
                                  W. Gregory Orr

                                  THE WILEY GREGORY & GENENE M.
                                  ORR FAMILY LLC


                                  By:    /s/ W. Gregory Orr
                                     ---------------------------
                                     Name:    W. Gregory Orr
                                          ----------------------
                                     Title:       Manager
                                           ---------------------

                                  /s/ Earl J. Blackwell
                                  ------------------------------
                                  Earl J. Blackwell

                                  THE EARL J. & CHRISTINE J.
                                  BLACKWELL FAMILY LLC


                                  By:   /s/ Earl J. Blackwell
                                     ---------------------------
                                     Name:  Earl J. Blackwell
                                          ----------------------
                                     Title:      Manager
                                           ---------------------


                                  /s/ William M. DeArman
                                  ------------------------------
                                  William M. DeArman


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